As filed with the Securities and Exchange Commission on April 8, 2011

Registration No. 333-150432

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDSON HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3766053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

(201) 216-0100

(Address of principal executive offices)

2005 Stock Option Plan

2007 Long-Term Incentive Compensation Plan

(Full titles of the plans)

Anthony M. Sanfilippo

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

(Name and address of agent for service)

(201) 216-0100

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth S. Rose, Esq.	Darrel A. Rice, Esq.
Morse, Zelnick, Rose & Lander, LLP	Haynes and Boone, LLP
405 Park Avenue, Suite 1401	2323 Victory Avenue, Suite 700
New York, NY 10022	Dallas, Texas 75219
(212) 838-5030	(214) 651-5969
(212) 208-6809 (facsimile)	(214) 200-0664 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

On April 8, 2011, Hudson Holding Corporation (the “Company”) completed the previously announced transaction with Rodman & Renshaw Capital Group, Inc. (“Rodman”), whereby the Company merged with and into a wholly owned subsidiary of Rodman. As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including the Registration Statement on Form S-8 (File No. 333-150432) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission on April 24, 2008.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold shares of common stock registered under the Registration Statement that would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on April 8, 2011.

HUDSON HOLDING CORPORATION

By:	/s/ Anthony M. Sanfilippo
Name:	Anthony M. Sanfilippo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony M. Sanfilippo Anthony M. Sanfilippo	Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2011

/s/ Keith R. Knox Keith R. Knox	President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 8, 2011

/s/ Kenneth D. Pasternak Kenneth D. Pasternak	Chairman of the Board and Director	April 8, 2011

/s/ Peter J. Zugschwert Peter J. Zugschwert	Director	April 8, 2011

/s/ John C. Shaw, Jr. John C. Shaw, Jr.	Director	April 8, 2011